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                                                                   EXHIBIT 16.01



                         [Ernst & Young LLP Letterhead]




March 2, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


Ladies and Gentlemen:


We have read Item 4 of Form 8-K dated March 2, 1998 of Quintiles Transnational Corp. and are in agreement with the statements contained in the first three paragraphs on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                        /s/ ERNST & YOUNG LLP